Exhibit 10.9

Early adopter agreement

Date

Parties	GenEmbryomics Pty Ltd (ACN 631 082 418)
of [*]
(We/Us)
[*]
of [*]
(You)

Background	A.	We are a leading genomics services company committed to empowering families through innovative in-vitro fertilisation solutions by offering screening genetic diseases in embryos.

	B.	We are in the process of launching a world-leading preimplantation genetic testing with whole-genome sequencing (PGT-WGS) screening test solution.

	C.	Once fully developed, the PGT-WGS test solution can be used to conduct genome sequencing and screening on embryo samples.

	D.	You are the operator of an IVF clinic(s).

	E.	You wish to engage us to provide genome sequencing and screening through the use of the PGT-WGS test solution for embryo samples provided by or on behalf of your patients.

	F.	We agree to provide these services to you once the PGT-WGS test solution has been adopted and we are ready to start providing the services to clinics in the country in which your clinic is located, and to provide you with certain benefits in consideration of your entry into this agreement prior to the final availability of the PGT-WGS test solution.

Early adopter agreement	Page 1

Details

Commencement Date	[*]

Clinic Location(s)	[*]

Term	[*]

Early Adoption Discount	[*]

Our Contact Details for Notices	[*]

Your address for Contact Details for Notices	[*]

The parties agree, in consideration of, among other things, the mutual promises contained in this agreement as follows:

1.	Definitions

In these terms and conditions:

Business Day means a day which is not a Saturday, Sunday or a public holiday in the place in which an action is to be taken.

Claim includes any claim, action, demand, proceeding or judgment however arising, whether at law or in equity and including:

(a)	in contract (including but not limited to, under any indemnity);

(b)	by statute;

(c)	in tort for negligence or otherwise, including negligent misrepresentation; or

(d)	in restitution for unjust enrichment.

Clinic means the Clinic(s) that you operate and that is specified in the Details.

Clinic Location means the physical premises out of which you operate the Clinic and that is specified in the Details.

Completed Test Kit means the Test Kit that you provide to us in connection with a Service Request that contains part or all of the Sample.

Commencement Date means the date that the agreement is signed by both parties.

Early adopter agreement	Page 2

Confidential Information of a party means the information of a party which relates to its own business operations or the subject matter of this agreement and is by its nature confidential to that party, or is communicated to the other party as confidential, and includes:

(e)	information relating to the terms of this agreement (including any commercial or pricing arrangements made under this agreement); and

(f)

in relation to the Platform, PGT-WGS test and any material (including any functional and technical specifications and any information or data) used or created by us, or provided by us to you and/or a Patient, in connection with this agreement, whether existing at the Commencement Date or created or acquired by us after the Commencement Date;

(g)	in relation to you, Your Data, but does not include:

(a)	any information that is in the public domain other than as a result of a breach of this agreement; or

(b)	a Test Report.

Consequential Loss means any loss of revenue, loss of income, loss of business, loss of profits, loss of production, loss of or damage to goodwill or credit, loss of business reputation, future reputation or publicity, loss of use, loss of interest, losses arising from claims by third parties, loss of or damage to credit rating, loss of anticipated savings, loss or denial of opportunity or any other loss, damage, cost or expense incurred by a party or any other person that is indirect or consequential.

Early adopter agreement	Page 3

Early Adopter means you and any other person that has signed an agreement or other agreement prior to the Finalisation Date in relation to the provision of Services by us.

Early Adoption Discount means a discount on the total amount of Service Fees and any additional prices, and that is specified in the Details.

Early Adoption Priority has the meaning given to it in clause 3.2(d).

Early Adoption Referral Program means a program that we notify you of, throughout the Term, which enables an Early Adopter to:

(a)	refer an operator of a clinic(s) to us for the provision of the Services throughout the Term; and

(b)

if the relevant operator of the clinic(s) enters into an agreement with us for the provision of the Services to its clinic(s), redeem a discount in an amount that is equal to 5% of the total Service Fees payable by you in the 2 months after the relevant agreement is entered into.

Early Adoption Consulting Services includes the provision of one or more of the following:

(a)	additional services such as genetic counselling on either a standard basis or in a form that is customised to meet the specific needs of the Clinic, as agreed between the parties; and

(b)

a more detailed and/or personalised Test Report which contains additional information on the relevant Test Results and/or our recommendations for further treatment or evaluation of the Patient in relation to a Service Request.

Early Adoption Resources may include the following:

(a)	provision of educational webinars and/or workshops on the topic of genome sequencing and screening, and key developments that we consider to be relevant to this topic; and

(b)	provision of regular newsletters and other materials on the topic of genome sequencing and screening, and developments that we consider to be relevant to this topic.

Finalisation Date means the date on which the later of the following occurs:

(a)	we determine that the development of the PGT-WGS test is fully finalised and ready for use in the provision of the Testing Services; and/or

(b)	we commence the provision of the Services to clinics in the country that the relevant Clinic is located.

Early adopter agreement	Page 4

Force Majeure Event means an act of God, fire, lightening, explosions, flood, subsidence, insurrection or civil disorder or military operations, government or quasi-government restraint, expropriation, prohibition, intervention, direction or embargo, inability or delay in obtaining governmental or quasi-governmental approvals, consents, permits, licenses or authorities, strikes, lock-outs or other industrial disputes of any kind and, any other cause whether similar or not to the foregoing, outside the affected party’s control.

Government Agency means any government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

Intellectual Property Rights includes both in Australia and throughout the world, whether created before, on or after the Commencement Date, and for the duration of the rights:

(a)

any patents, utility models, copyrights (excluding moral rights), registered or unregistered trademarks or service marks, trade names, brand names, indications of source or appellations of origin, eligible layout rights, plant variety rights, registered designs and commercial names and designations;

(b)	any invention, discovery, trade secret, know-how, computer software and confidential, scientific, technical and product information;

(c)

any other rights resulting from intellectual activity in the industrial, scientific, literary and artistic fields whether industrial, commercial, agricultural or extractive and whether dealing with manufactured or natural products; and

(d)

any letters patent, agreement of grant, certificate or document of title for any thing referred to in paragraphs (a), (b) or (c) of this definition and any medium in which any thing referred to in those paragraphs is stored or embodied.

Insolvency Event means the happening of any of the following events:

(a)

where a party is a natural person, the person becomes bankrupt, files or is served with a petition in bankruptcy or is served with a bankruptcy notice, the person is unable to pay his/her debts as and when they become due and payable or a creditor's meeting in relation to the person is called;

(b)	an application is made to a court for an order or an order is made that a body corporate be wound up, and the application is not withdrawn, stayed or dismissed within 21 days of being made;

(c)	appointment of a liquidator, provisional liquidator, administrator, receiver, receiver and manager or controller in respect of a body corporate or its assets;

Early adopter agreement	Page 5

(d)

except to reconstruct or amalgamate while solvent, a body corporate enters into, or resolves to enter into, a scheme of arrangement, agreement of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

(e)

a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent or is otherwise wound up or dissolved;

(f)	a body corporate is or states that it is insolvent;

(g)	as a result of the operation of section 459F(1) of the Corporations Act 2001, a body corporate is taken to have failed to comply with a statutory demand;

(h)

a body corporate is or makes a statement from which it may be reasonably deduced that the body corporate is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act 2001;

(i)	a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable law;

(j)	a body corporate ceases to carry on business; or

(k)	anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

Invoice means a written tax invoice.

Lab means a laboratory that we will use to provide the Testing Services to you.

Our Systems means the telecommunications equipment, internet connection, computer, hardware, software, operating environment and all other equipment used by us to record and store the Test Results, Test Reports and any other information and/or materials relating to the provision of the Services, but not the Platform.

Patient means a person who provides a Sample to your Clinic.

Patient Data means:

(a)	the name and contact details of a Patient;

(b)	genetic information, including any known or suspected predisposition to any genetic disease or condition, and other medical history that may be relevant to the provision of the Services; and

Early adopter agreement	Page 6

(c)	details of any specific genetic diseases and/or conditions that the Patient wishes to be identified as part of the Testing Services.

Personal Information has the meaning given to that term in the Privacy Act.

Personnel means the directors, officers, employees, agents, advisors and contractors of a party.

PGT-WGS Test Solution means the solution developed by us and intended to be used in the provision of the Testing Services.

Platform means the proprietary process we use to perform the PGT-WGS test solution.

Privacy Act means the Privacy Act 1988 (Cth).

Privacy Laws means the Privacy Act and any other applicable laws or regulations pertaining to the collection, handling and/or disclosure of Personal Information.

Required Insurance means the insurance cover that GenEmbryomics holds - e.g. professional liability insurance/product liability insurance/public liability insurance.

Sample means an embryo(s) obtained from a Patient by the Clinic.

Services means the following:

(a)	the provision of a Test Kit to you;

(b)	collection and transportation of a Test Kit from the Clinic Location to the Lab;

(c)	the Testing Service;

(d)	entry of the Test Results into Our Systems and/or the Platform; and

(e)	preparation and delivery of the Test Report to you and/or the relevant Patient.

Service Fee means the fee that is payable to us for each episode of a Service that we provide to you.

Security Incident means any actual or suspected accidental, unauthorised or unlawful destruction or loss, alteration, disclosure or access of or to the Platform, Your Systems, Your Data and Our Systems.

Term means a period of 2 years from the Commencement Date.

Test Kit means any apparatus, equipment and/or other tangible materials that we provide to you in connection with a Service Request.

Test Kit Instructions means any written instructions for use of the Test Kit that we provide to you as part of a Test Kit or that is otherwise displayed on any packaging of a Test Kit.

Early adopter agreement	Page 7

Test Results means any results and/or data generated in relation to a Sample in the course of or in connection with the Testing Services.

Test Report means a written report prepared by us in relation to a Sample which identifies the Test Results.

Testing Services means genome sequencing and screening of a Sample conducted by us, including, through the use of the GenEmbryomics PGT-WGS test.

Your Data means any data input by you or on your behalf or your Personnel including the Patient Data.

Your Systems means your telecommunications equipment, internet connection, computer, hardware, software, operating environment and all other equipment, infrastructure and services required or used to install, use or allow Personnel access to or use of the Our Systems.

2.	Term

This agreement will commence on the Commencement Date for the Term unless this agreement is terminated in accordance with clause 16.

3.	Early Adopters

3.1	Finalisation Date

(a)	As soon as reasonably practicable after the Finalisation Date in the country in which the Clinic is located, we will take reasonable steps provide you with a written notice that:

(i)	the Finalisation Date has passed; and

(ii)	you may make a Service Request.

(b)	Notwithstanding clause 3.1(a), we may provide you with written notice that:

(i)	the Finalisation Date is likely to be on a specified date or otherwise fall within a specified time period; and

(ii)	you may request that we provide you with the Services on or after the Finalisation Date;

prior to the Finalisation Date.

(c)	We will not be in breach of any of this agreement if the specified dates or time period that we notify you of in accordance with clause 3.1(b) changes or is otherwise shown to have been inaccurate.

3.2	Benefits of Early Adoption

As an Early Adopter, you will receive the following benefits:

(a)	you will be provided with the Early Adoption Services free of charge;

Early adopter agreement	Page 8

(b)	you will be provided with the Early Adoption Discounts on any Invoice that we provide to you throughout the Term;

(c)

as part of the Early Adopter's Referral Program and for each clinic that you refer to us, you will receive a discount in an amount that is equal to 10% of the total Service Fees payable by you in the 2 months after the clinic enters into an agreement with us for the provision of the Services ;

(d)	you will be able to request the Early Adopter Consulting Services which may be provided to you, at our discretion, free of charge or at a discounted price; and

(e)

we will use our best endeavours to prioritise the provision of each episode of the Services by us to you over the provision of Services to customers that are not Early Adopters (Early Adoption Priority).

4.	Provision of the Services

4.1	On and after the Finalisation Date, you may make a Service Request in accordance with any other method that we in writing agree to you using throughout the Term.

4.2	As part of any Service Request, you must provide us with the Patient Data.

4.3	We will acknowledge receipt of the Service Request in writing to you within a reasonable period of time after a Service Request is received by us.

4.4	Once our receipt of a Service Request is acknowledged and you have made payment of an Invoice provided to you under clause 8.1(a), the process of providing the Services will be as follows:

(a)	we will provide you with a Test Kit on an as-needed basis or as otherwise agreed between the parties;

(b)	you will use the Test Kit on the relevant Sample in accordance with the Test Kit Instructions;

(c)	we will collect the Completed Test Kit from the Clinic Location;

(d)	we will conduct the Testing Services on the Completed Test Kit:

(e)	using our Personnel and the PGT-WGS test solution;

(f)	insofar as is necessary for us to provide the Testing Services, at the Lab;

(g)	we will enter the Test Results into Our Systems; and

Early adopter agreement	Page 9

(h)	we will prepare and deliver the Test Report to you and if requested by you in writing, the Patient.

5.	Standard of the Services

We will provide the Services:

(a)	using Personnel who are appropriately qualified, skilled, accredited and experienced;

(b)	in a timely manner;

(c)	with due care and skill;

(d)	in accordance with applicable laws;

(e)	in accordance with the terms of any accreditations, authorisations, permits and licences required by any Government Agency or under applicable laws;

(f)	in accordance with the terms of this agreement; and

(g)	in accordance with any written, reasonable directions and instructions that you provide to us.

6.	Title and risk

(a)	The title to and ownership of Samples provided by you to us under or in connection with this agreement will remain vested to you throughout the duration of this agreement.

(b)	The risk of loss, damage, or destruction to a Sample:

(i)	will be borne by you until such time as the Sample is in our physical possession and control (in this clause, Our Control);

(ii)	will be borne by us from the time that the Sample is in Our Control until we finish providing the Services in relation to that Sample.

7.	Warranties

7.1	Mutual warranties

(a)	Each party represents and warrants on each day of the Term that:

(i)	it has full legal capacity, authority and power to enter into this agreement, and to perform its obligations under this agreement;

(ii)	it has all necessary right to grant the other party all rights under this agreement;

Early adopter agreement	Page 10

(iii)	it will comply with the terms of this agreement and applicable laws;

(iv)	it holds all accreditations, authorisations, permits and licences required by applicable laws or any Government Agency to carry out its obligations under this agreement;

(v)

in granting any rights to use any Intellectual Property Rights to the other party for the purposes of this agreement, the other party will not be in breach of any third party's Intellectual Property Rights; and

(vi)	will exercise reasonable care to prevent any loss, damage, or destruction of the Samples in carrying out their obligations under this agreement.

7.2	Our warranties

 We warrant and agree that on each day of the Term that:

(a)	the provision of the Services will comply with applicable laws;

(b)	the Lab, together with any other equipment or facilities used in the provision of the Services, will be safe and suitable for that purpose;

(c)	the provision of the Services will not infringe any Intellectual Property of any other person;

(d)	we will only use the Sample for the purposes of this agreement;

(e)	the Test Kits will be:

(i)	free from any defect in workmanship or materials; and

(ii)	of acceptable quality and fit for purpose;

(i)	appropriately packaged so as to avoid damage during transportation;

(f)	we will maintain the Required Insurance for a period of no less than 7 years from the date of termination of this agreement.

7.3	Your warranties

You warrant and agree that on each day of the Term:

(a)	at the time that you make a Service Request:

(i)	you have obtained the written consent of the Patient to make the Service Request, disclose to us the Patient Data and provide to us the Completed Test Kit for the purposes of this agreement;

Early adopter agreement	Page 11

(ii)	the Patient Data is complete, accurate and up to date;

(iii)	the Completed Test Kit will be prepared and otherwise handled by you in accordance with the Test Kit Instructions and best clinical practice; and

(iv)	the Completed Test Kit will be kept safe and free from any contamination that might impair our ability to accurately provide the Testing Services;

(b)	you will limit access to and use of Our Systems to Personnel who are clinical or clinical support Personnel;

(c)	you will comply with applicable laws;

(d)	you will comply with our reasonable directions and instructions; and

(e)	you will use Our Systems in accordance with any applicable terms of use that we notify you of.

7.4	We do not make any representations, warranties or guarantees that the Test Results and/or Test Results are accurate, complete and/or up to date.

8.	Service Fees and additional prices

8.1	Service Fees and additional prices

(a)	You agree to pay us the Service Fee and any additional prices specified in relation to each episode of the Services that we provide to you.

(b)

Unless otherwise specified in an Invoice, the Service Fee The Service Fee and any additional prices published or stated on an Invoice are exclusive of any applicable sales, use, or similar taxes. GenEmbryomics will determine in good faith whether any federal, state, or local sales, use, or similar taxes apply to the PGT-WGS services provided under this Agreement. If GenEmbryomics determines that any such taxes apply, GenEmbryomics will separately state those taxes on the applicable Invoice for the Services. You are responsible for payment of such taxes unless you provide GenEmbryomics with valid tax exemption documentation.

8.2	Invoices

(a)

Once we acknowledge a Service Request in accordance with clause 4.3, we will provide you with an Invoice seeking payment of any amount of Service Fees and additional prices payable in connection with the relevant episode of the Services.

Early adopter agreement	Page 12

(b)	We may provide you with an Invoice via our Systems, or using any contact details that you notify us of in writing.

8.3	Payment of Invoices

(a)	You will pay any undisputed portion of the Invoice that we provide you within 30 Business Days of receipt of the Invoice.

(b)	Nothing in this agreement obliges us to provide you with the Services until you have made payment of any undisputed portion of the Invoice within 30 Business Days of receipt of the Invoice.

(c)

If payment of an undisputed portion of an Invoice is not received within 30 Business Days and on the provision of no less than 3 Business Days written notice, we may terminate the relevant Service Request.

8.4	Disputed amounts

The parties must use their best endeavours to reach agreement promptly on any disputed amounts, and if the parties are not able to reach agreement, either party may initiate the process under clause 18(b) to resolve the dispute.

8.5	Changes to the Service Fee and additional prices

We reserve our right to change the Service Fee or require that any additional price be paid for the Testing Kit, other consumables and any delivery fees at any time without any notice and by publication on the our website, except where a Service Request has been acknowledged in accordance with clause 4.3 and an Invoice has already been issued.

9.	Subcontracting

(a)	We may subcontract all or part of the Services to third parties at any time.

(b)	Notwithstanding clause 10(a), we will remain liable for the performance of our obligations under this agreement.

10.	Intellectual Property

(a)

You acknowledge and agree that you have no rights in, title to or interest in the Intellectual Property Rights of the Platform, Test Results or Test Report other than the rights granted under this agreement.

Early adopter agreement	Page 13

(b)	We will remain the owner of all the Intellectual Property Rights of the Platform, Test Results and Test Report which vest in us immediately on creation.

(c)

We grant to you a non-exclusive, non-transferable, perpetual, worldwide licence to use the Intellectual property Rights in the Test Results and Test Report for the purposes of providing the Patient to which the relevant Test Results and Test Report relate with:

(i)	medical advice and/or treatment; and

(ii)	a copy of the Test Report.

(d)	You:

(i)	must notify us of any actual, threatened or suspected infringement of any Intellectual Property Rights associated with the Platform, Test Results or Test Report;

(ii)	must, at our request and expense, provide such assistance as us may reasonably require to enforce our Intellectual Property Rights of the Platform, Test Results or Test Report;

(iii)

must not copy, publish, modify, adapt or reproduce any of our Intellectual Property Rights, except insofar as such is necessary for the purposes of and during the term of this agreement, including in providing the relevant Test Report to a Patient;

(iv)

must not reverse assemble, translate, disassemble or reverse compile or authorise or cause a third party to reverse assemble or reverse compile the whole or any part of the Platform, Test Results or Test Report or attempt to do any such things except to the extent otherwise authorised by applicable laws;

(v)

must not remove, alter or otherwise tamper with any trademarks, trade names, logos, numbers or other means of identification used by us in connection with the Platform, Test Results or Test Report which come into your possession, custody or control, and must not place any trademark or trade name of its own in connection with the Platform, Test Results or Test Report or any packaging or other materials used by us in connection with the Platform, Test Results or Test Report without our prior written consent; and

(vi)	must not do or omit to do, or authorise any third party to do or to omit to do, anything which could invalidate or be inconsistent with our Intellectual Property Rights.

Early adopter agreement	Page 14

11.	Confidentiality

(a)	Each party must at all times:

(i)	keep confidential all the other party's Confidential Information;

(ii)	not use or reproduce any Confidential Information of the other party other than for the purposes of this agreement or with the prior written approval of the other party;

(iii)

only disclose any Confidential Information of the other party to its Personnel, professional advisers and insurers who need to know the information for the purposes of this agreement or to enforce any rights under this agreement; and

(iv)	not disclose any Confidential Information of the other party to any third party.

(b)

Each party must ensure that all its Personnel and advisers are aware of the confidential nature of the Confidential Information of the other party and do not do anything which, if done by the party, would cause a breach of this clause 12.

(c)

Subject to clause 12(d), clauses 12(a) and 12(b) do not apply to any Confidential Information that a party is required to disclose by any applicable law or legally binding order of any court, Government Agency or a requirement of a stock exchange.

(d)	If a party makes a disclosure referred to in clause 12(c):

(i)	that party must disclose only the minimum Confidential Information required to comply with the applicable law, order or requirement; and

(ii)	before making such disclosure, the party must:

(A)	give the owner of the Confidential Information reasonable written notice of:

(A)	the full circumstances of the required disclosure; and

(B)	the Confidential Information which it proposes to disclose; and

(B)	consult with the owner of the Confidential Information as to the form of the disclosure.

Early adopter agreement	Page 15

12.	Privacy

(a)

Each party must each use reasonable endeavours to assist each other to comply with their respective obligations under the Privacy Laws in relation to collection, use and disclosure of any Personal Information.

(b)	You must, in conducting making a Service Request and handling any personal information of a Patient in connection with this agreement:

(i)	ensure that all consents necessary and appropriate to ensure each party's compliance with the Privacy Laws are obtained from individuals the subject of Patient Data comprising Personal Information;

(ii)	make all disclosures necessary and appropriate to ensure each party's compliance with the Privacy Laws to all individuals the subject of Patient Data comprising Personal Information;

(iii)	not otherwise transfer or disclose to us any Patient Data or any other information which constitutes Personal Information; and

(iv)	procure compliance with this clause 13(b) by its Personnel.

(c)

Each party agrees to take such steps as the other party reasonably requires to facilitate the other party's compliance with data breach notification obligations under the Privacy Laws in connection with any Security Incident.

(d)	Nothing in this agreement restricts a party from doing any thing required in order for that party to comply with its obligations under the Privacy Laws or other applicable laws or regulations.

13.	Disclaimer

(a)

To the extent permitted by law and without limiting any applicable consumer guarantees under the Consumer Protection Laws, we exclude all warranties in relation to the Platform, Test Results, Test Report and Test Kit, including that each of these will be fit for any particular purpose, non-infringing or of satisfactory quality, accuracy, completeness, timeliness, responsiveness or productivity or that each of these will be free of defects or errors or that any Patient Data, Test Results, Test Report will not be lost or compromised, as applicable.

(b)

You acknowledge, and must ensure that each Patient is aware, that the provision of the Test Results and/or Test Report is not intended to substitute professional medical advice or treatment, or be used in any urgent or emergency health care situation.

Early adopter agreement	Page 16

14.	Liability and indemnities

14.1	Indemnities

Subject to clause 15.2, each party (in this clause, Indemnifying Party) indemnifies the other party and its Personnel (in this clause, Indemnified Parties) against any claims, losses, expenses, damages, fees, penalties, awards or costs suffered or incurred by an Indemnified Party or any third party, including a Patient, arising out of or in connection with:

(a)	a breach of this agreement by the Indemnifying Party;

(b)	any negligence, wilful misconduct or fraud by the Indemnifying Party;

(c)	personal injury or death;

(d)	damage to tangible property including the Sample;

(e)	breach of any obligation of confidentiality by the Indemnifying Party arising under this agreement or at law; and

(f)	any claim that the provision of the Services, Test Results or Test Results infringes the Intellectual Property Rights or other rights of any third party.

14.2	Exclusions and limitation of liability

(a)	Nothing in this agreement is intended to have the effect of excluding any provision of applicable law that cannot be excluded, restricted or modified by agreement of the parties.

(b)	You acknowledge and agree that you have the sole responsibility for any obligations or liabilities owed to Patients in connection with the provision of the Services and/or the Samples.

(c)

Subject to clause 15.2(a) and to the maximum extent permitted by law, we exclude liability for any claims, losses, expenses, damages, fees, penalties, awards or costs suffered or incurred by you or a Patient arising out of or in connection with the:

(i)	the provision of the Services;

(ii)	the results of the Platform;

(iii)	the use of the Test Kit; and

Early adopter agreement	Page 17

(iv)	the use of or reliance on Test Results and/or content of a Test Report.

(d)	Neither party will be liable for any Consequential Loss arising out of or in connection with this agreement.

(e)

To the maximum extent permitted by law, our liability in respect of any breach of or failure to comply with any guarantee or right which cannot be excluded but which can be limited or for any other claims, losses, expenses, damages, fees, penalties, awards or costs in connection with this agreement however arising, is limited, at our option, to one of the following:

(i)	the replacement of the goods or the supply of equivalent goods;

(ii)	the resupply of the services;

(iii)	the payment of the cost of replacing the goods or acquiring equivalent goods; or

(iv)	the payment of the cost of resupply of the services or procuring the supply of the equivalent services.

15.	Termination

(a)	You may terminate this agreement without cause by providing us with at least 45 Business Days' written notice.

(b)	We may terminate this agreement without cause by providing you with at least 90 Business Days' written notice.

(c)	We may suspend your rights under, or terminate, this agreement at any time with immediate effect if:

(i)	you fail to use the test kit, the PGT-WGS testing solution, and/or results of the Platform in accordance with any terms of use that we notify you of;

(ii)	you fail to use the test kit, the PGT-WGS testing solution, and/or results of the Platform in accordance with applicable laws;

(iii)	you cause harm to our brand, reputation or business as reasonably determined by us;

(iv)	you cease or, threaten to cease to carry on business;

(v)	there is an emergency or for health and safety reasons; or

(vi)	we are required to do so by an applicable law or in accordance with the direction of a Government Agency.

Early adopter agreement	Page 18

(d)	Either party may terminate this agreement at any time with immediate effect by written notification to the other party if:

(i)

the other party commits, or allows to be committed, a breach of any clause of this agreement and fails to rectify the breach within 60 Business Days after receipt of written notice from the other party specifying the nature of the breach and requiring the party in default to remedy the breach, or

(ii)	the other party suffers from an Insolvency Event.

(e)	On termination of this agreement for any reason:

(i)	we will immediately cease the provision of all of the Services that we have been asked to provide that remain incomplete or undelivered as at the date of termination of the agreement;

(ii)	if not already done, we will destroy any part of the Completed Test Kit that we hold unless you request in writing that we return it to you;

(iii)	you must pay us all Service Fees and any additional amounts owing to us under clause 8.1;

(iv)	you must, and must procure that all of your Personnel, cease using the PGT test solution immediately;

(v)	all rights and licences granted to a party under this agreement will immediately cease; and

(vi)	each party must return, delete or destroy the other party's Confidential Information within 10 Business Days of the date of termination, except to the extent required to be retained by law.

(f)	Termination of this agreement for any reason does not affect any of the rights or liabilities of the parties accrued up to the date of termination.

(g)	Neither party is liable to the other for any losses incurred by the other party as a result of a termination or suspension of this agreement.

16.	Publications and use of names

16.1

We may use your corporate name or brand, or any variation or derivative of your corporate name or brand (or any abbreviation or adaptation thereof) in any publication, press release, promotional material or other form of publicity regarding the use of the Services and/or to indicate that you are an Early Adopter.

Early adopter agreement	Page 19

16.2

Neither party will otherwise use the other party's corporate name or brand, or any variation or derivative of the corporate name or brand or any abbreviation or adaptation thereof) in in any publication, press release, promotional material or other form of publicity without the other party's prior written consent in each instance, except that either party may use the other party's corporate name or brand when making a confidential application, submitting a confidential tender or like process.

17.	General

(a)

Notices: Any notice in relation to this agreement must be in writing in English and delivered personally or sent by email or regular post to the Contact Details for Notices for the relevant party that is specified in the Details, or otherwise notified by that party to the other party in writing throughout the Term.

(b)

Dispute Resolution: A party must not commence court or arbitration proceedings (other than proceedings for urgent or interlocutory relief) in relation to a dispute in connection with this agreement until and unless the parties:

(i)	have referred the dispute to a senior executive of each party and those senior executives have been unable to resolve the dispute after using reasonable endeavours to do so for 30 Business Days; and

(ii)

if not resolved pursuant to clause 18(b)(i), referred the dispute to the Australian Disputes Centre for mediation in accordance with its then-current Guidelines (with the costs of the mediation to be shared equally by the parties), and failed to resolve the dispute after a further 30 Business Days.

(c)	Assignment: A party must not assign or otherwise deal with any of its rights under this agreement except with the prior written consent of the other party.

(d)	Variation: A variation of any term of this agreement will be of no force or effect unless it is in writing and signed by each of the parties.

(e)	Costs and expenses: Each party must pay its own costs (including legal costs) and expenses in connection with the negotiation, preparation, signing and delivery of this agreement.

Early adopter agreement	Page 20

(f)	Waiver: A waiver of a right, remedy or power must be in writing and signed by the party giving the waiver.

(g)

Severability: If a clause in this agreement is wholly or partly void, illegal or unenforceable in any relevant jurisdiction that clause or part must, to that extent, be treated as deleted from this agreement for the purposes of that jurisdiction. This does not affect the validity or enforceability of the remainder of the clause or any other clause of this agreement.

(h)

Governing law and jurisdiction: This agreement is governed by and is to be construed under the laws in force in Manhattan County, New York. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts exercising jurisdiction in Manhattan County, New York and courts of appeal from them in respect of any proceedings arising out of or in connection with this agreement.

(i)

Further things to give full effect to this agreement: Each party must, at its own expense, do all things and execute all further documents necessary to give full effect to this agreement and the transactions contemplated by it.

(j)

Force Majeure Event: A party will not be liable to each other for any loss or damage due to any Force Majeure Event provided that the relevant party uses its best endeavours to promptly notify the other party of the potential impact of the Force Majeure Event on its ability to carry out its obligations under this agreement and to restore itself to a position where it can meet do so as soon as reasonably practicable.

(k)	Reliance: Neither party has relied on any statement by the other party which has not been expressly included in this agreement.

(l)

Entire agreement: This agreement, together with the documents referred to in it, states all of the express terms of the agreement between the parties in respect of its subject matter. Subject to applicable law, it supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

(m)	Counterparts and execution:

(i)

This agreement may be executed in any number of counterparts, each signed by one or more parties. Each counterpart when so executed is deemed to be an original and all such counterparts taken together constitute one document.

Early adopter agreement	Page 21

(ii)

A party that has executed a counterpart of this agreement may exchange that counterpart with another party by emailing it to the other party or the other party’s legal representative and, if that other party requests it, promptly delivering that executed counterpart by hand or post to the other party or the other party’s legal representative. However, the validity of this agreement is not affected if the party who has emailed the counterpart delays in delivering or does not deliver it by hand or by post.

(n)

Relationship of parties: The parties are not and are not to be taken to be in a partnership, joint venture, employment or fiduciary relationship. Nothing in this agreement gives a party authority to bind any other party in any way.

(o)

Rights and remedies are cumulative: Except as provided in this agreement and permitted by law, the rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

(p)

Survival of clauses: Without limiting or impacting upon the continued operation of any clause which as a matter of construction is intended to survive the termination of this agreement, clauses 6, 8, 11, 12, 13, 15, 16, 17, 18(b), 18(g) and 18(h) survive the termination of this agreement.

(q)	Interpretation: In this agreement unless a contrary intention is expressed:

(i)	headings and italicised, highlighted or bold type do not affect the interpretation of this agreement;

(ii)	the singular includes the plural and the plural includes the singular;

(iii)	a gender includes all other genders;

(iv)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(v)

a reference to a 'person' includes any individual, firm, company, partnership, joint venture, an unincorporated body or association, trust, corporation or other body corporate and any government agency (whether or not having a separate legal personality);

(vi)

a reference to any thing (including any right) includes a part of that thing, but nothing in this clause 18(q)(vi) implies that performance of part of an obligation constitutes performance of the obligation;

Early adopter agreement	Page 22

(vii)

a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any clause, annexure, exhibit and schedule;

(viii)	a reference to a document (including this agreement) includes all amendments or supplements to, or replacements or novations of, that document;

(ix)	a reference to a party to any document includes that party's successors and permitted assigns;

(x)	all monetary amounts are in US dollars; and

(xi)	a reference to time refers to time in Sydney, Australia.

(xii)	a reference to any legislation includes all delegated legislation made under it and includes all amendments, consolidations, replacements or re enactments of any of them, from time to time;

(xiii)	a reference to an agreement other than this agreement includes an undertaking, agreement, agreement or legally enforceable arrangement or understanding whether or not in writing;

(xiv)	a reference to a document includes any agreement or contract in writing, or any certificate, notice, agreement, instrument or other document of any kind; and

(xv)

the words 'include', 'including', 'for example', 'such as' or any form of those words or similar expressions in this agreement do not limit what else is included and must be construed as if they are followed by the words 'without limitation', unless there is express wording to the contrary.

Early adopter agreement	Page 23

Executed by GenEmbryomics Pty Ltd (ACN 631

082 418) in accordance with section 127(1) of the

Corporations Act 2001 (Cth) by:

Signature of Director	Signature of Director/Company Secretary

Full name (print)	Full name (print)

Date signed

Executed by [*] by:

Signature of Director	Signature of Director/Company Secretary

Full name (print)	Full name (print)

Date signed

Early adopter agreement	Page 24

This page has been intentionally left blank.

Early adopter agreement	Page 25